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                                                                   Exhibit 10.12



                         CRESTLINE CAPITAL CORPORATION

                    1998 COMPREHENSIVE STOCK INCENTIVE PLAN

                      (As amended on September 15, 1999)
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                               Table Of Contents

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                                                                      Page
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ARTICLE I ESTABLISHMENT, PURPOSE AND DURATION.........................   1

   1.1   Establishment of the Plan....................................   1
   1.2   Purpose of the Plan..........................................   1
   1.3   Duration of the Plan.........................................   1

ARTICLE II DEFINITIONS AND CONSTRUCTION...............................   2

   2.1   Definitions..................................................   2
      Allocation Agreement............................................   2
      Approved Retiree................................................   2
      Award...........................................................   2
      Beneficial Owner................................................   2
      Board...........................................................   2
      Stock Bonus Award...............................................   2
      Chief Executive Officer.........................................   2
      Code............................................................   2
      Committee.......................................................   2
      Company.........................................................   2
      Compete.........................................................   2
      Conversion Award................................................   3
      Covered Employee................................................   3
      Current Award...................................................   3
      Deferred Award..................................................   3
      Deferred Stock..................................................   3
      Deferred Stock Agreement........................................   3
      Director........................................................   3
      Disability......................................................   3
      Distribution....................................................   3
      Distribution Date...............................................   3
      Distribution Record Date........................................   3
      Effective Date..................................................   3
      Employee........................................................   4
      Exchange Act....................................................   4
      Fair Market Value...............................................   4
      Host Marriott Corporation.......................................   4
      Incentive Stock Option or ISO...................................   4
      Nonqualified Stock Option or NQSO...............................   4
      Officer.........................................................   4
      Option..........................................................   4
      Option Agreement................................................   4
      Option Price....................................................   4
      Participant.....................................................   4
      Performance-Based Award.........................................   4
      Performance Goal................................................   4
      Period of Restriction...........................................   5
      Person..........................................................   5
      Plan............................................................   5
      Predecessor Plan................................................   5
      Restricted Stock................................................   5
      Restricted Stock Agreement......................................   5

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      Retirement.......................................................    5
      Rule 16b-3.......................................................    5
      SEC..............................................................    5
      Shares...........................................................    5
      Special Recognition Award........................................    5
      Stock Appreciation Right.........................................    5
      Subsidiary.......................................................    5
   2.2   Gender and Number.............................................    5
   2.3   Severability..................................................    6

ARTICLE III ADMINISTRATION.............................................    7

   3.1   The Committee.................................................    7
   3.2   Authority of the Committee....................................    7
   3.3   Decisions Binding.............................................    8
   3.4   Unanimous Consent in Lieu of Meeting..........................    8
   3.5   Delegation and Reliance.......................................    8

ARTICLE IV SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS...............    9

   4.1   Number of Shares..............................................    9
   4.2   Lapsed Awards.................................................    9
   4.3   Adjustments in Authorized Shares..............................    9

ARTICLE V ELIGIBILITY AND PARTICIPATION................................   10

   5.1   Eligibility...................................................   10
   5.2   Actual Participation..........................................   10
   5.3   Employment....................................................   10

ARTICLE VI STOCK OPTIONS...............................................   11

   6.1   Award of Options..............................................   11
   6.2   Terms of Options..............................................   11
   6.3   Incentive Stock Options.......................................   15
   6.4   Performance-Based Awards......................................   17
   6.5   No Replacement of Out-of-the-Money Options....................   18

ARTICLE VII RESTRICTED STOCK...........................................   19

   7.1   Award of Restricted Stock.....................................   19
   7.2   Restricted Stock Agreement....................................   19
   7.3   Nature of Restrictions........................................   19
   7.4   Nontransferability of Restricted Stock........................   20
   7.5   Removal of Restrictions.......................................   21
   7.6   Voting Rights.................................................   22
   7.7   Dividends and Other Distributions.............................   22
   7.8   Termination of Employment.....................................   22

ARTICLE VIII STOCK BONUS AWARDS AND DEFERRED STOCK AGREEMENTS..........   24

   8.1   Awards of Stock Bonus Awards and Deferred Stock Agreements....   24
   8.2   Standard Stock Bonus Awards...................................   24
   8.3   Deferred Stock Agreements.....................................   26
   8.4   Assignment....................................................   27
   8.5   Lump Sum Payments.............................................   27

ARTICLE IX OTHER AWARDS................................................   28

   9.1   Stock Appreciation Rights.....................................   28
   9.2   Other Stock-Based Awards......................................   28
   9.3   Assignment....................................................   28

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ARTICLE X PERFORMANCE-BASED COMPENSATION.............................................................................. 30

   10.1     Performance-Based Awards.................................................................................. 30
   10.2     Eligible Class............................................................................................ 30
   10.3     Performance Measures...................................................................................... 30
   10.4     Committee Certification................................................................................... 31
   10.5     Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards......................... 31
   10.6     Adjustments for Material Changes.......................................................................... 32
   10.7     Interpretation............................................................................................ 32
   10.8     Financial and Accounting Terms............................................................................ 32

ARTICLE XI SPECIAL RECOGNITION AWARDS................................................................................. 33


ARTICLE XII AMENDMENT, MODIFICATION AND TERMINATION................................................................... 34


ARTICLE XIII TAX WITHHOLDINGS......................................................................................... 35


ARTICLE XIV INDEMNIFICATION........................................................................................... 36


ARTICLE XV SUCCESSORS................................................................................................. 37


ARTICLE XVI REQUIREMENTS OF LAW....................................................................................... 38

   16.1     Requirements of Law....................................................................................... 38
   16.2     Governing Law............................................................................................. 38
   16.3     Plan Construction......................................................................................... 38

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                                   ARTICLE I
                      ESTABLISHMENT, PURPOSE AND DURATION


     1.1  Establishment of the Plan.

          Crestline Capital Corporation, a Maryland corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Crestline Capital Corporation 1998 Comprehensive Stock Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Stock Bonus Awards, Deferred Stock Agreements, Stock Appreciation Rights, Special Recognition Awards and other stock-based Awards.

          Host Marriott Corporation, as sole shareholder of the Company, shall approve adoption of the Plan. The Plan shall become effective as of the date of such approval or such other dates, as determined by the Board of Directors, (the "Effective Date"), and shall remain in effect as provided in Section 1.3. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b) under the Exchange Act.

     1.2  Purpose of the Plan.

          The purpose of the Plan is to promote and enhance the long-term growth, development and financial success of the Company by aligning the personal interests of key management employees to those of Company shareholders and allowing such employees to participate in the growth, development and financial success of the Company. Awards under the Plan may be, but need not be, Performance-Based Awards.

          The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of key employees who have been or will be given management responsibilities.

     1.3  Duration of the Plan.

          The Plan shall commence on the Effective Date, as described in Section
1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors of the Company to terminate the Plan at any time pursuant to Article XII hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

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                                  ARTICLE II
                         DEFINITIONS AND CONSTRUCTION

     2.1  Definitions.

          Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          Allocation Agreement means the Employee Benefits Allocation and Other Employment Matters Agreement between the Company and Host Marriott Corporation and Host Marriott, L.P.

          Approved Retiree has the meaning set forth in Section 6.2(g) hereof.

          Award means individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Stock Bonus Awards, Deferred Stock Agreements, Stock Appreciation Rights, Special Recognition Awards or other stock-based Awards.

          Beneficial Owner has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934.

          Board means the Board of Directors of the Company.

          Stock Bonus Award means a grant of Shares pursuant to Article 8 hereof.

          Chief Executive Officer means the chief executive officer of the Company however such person may be titled.

          Code means the Internal Revenue Code of 1986, as amended from time to time.

          Committee has the meaning set forth in Section 3.1 hereof.

          Company has the meaning set forth in Section 1.1 hereof.

          Compete means to engage, individually or as an employee, consultant or owner (of more than 5%) of any entity, in any business engaged in significant competition with any business operated by the Company, as determined by the Board or the Committee.

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          Conversion Award means an Award made pursuant to the Allocation
Agreement to reflect the effect of the Distribution on outstanding shares made under the Predecessor Plans and held by the grantee immediately before the Distribution.

          Covered Employee means a Participant who, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under
Section 162(m) of the Code, or any successor statute.

          Current Award means a Stock Bonus Award granted under the terms and conditions described in Section 8.2(c) hereof.

          Deferred Award means a Stock Bonus Award granted under the terms and conditions described in Section 8.2(b) hereof.

          Deferred Stock means Shares subject to a Deferred Award or to a Deferred Stock Agreement.

          Deferred Stock Agreement means an Award of Deferred Stock granted under the terms and conditions described in Section 8.3 hereof.

          Director means any individual who is a member of the Board.

          Disability means a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by or satisfactory to the Committee, who are qualified to give professional medical advice.

          Distribution means the distribution to the holders of outstanding shares of common stock of Host Marriott Corporation Company Shares and the related arrangements between the Company and Host Marriott Corporation, and the policies to be adopted by such companies, in connection therewith.

          Distribution Date means a date to be established by the Board of Directors of Host Marriott Corporation, upon which Host Marriott Corporation will deliver shares of the Crestline Capital Corporation Common Stock to a distribution agent, who will disburse stock certificates representing those shares in a manner consistent with the terms of the Distribution.

          Distribution Record Date means a date to be established by the Board of Directors of Host Marriott Corporation to determine those shareholders of Host Marriott Corporation who will participate in the Distribution and, as such, be entitled to receive shares of Crestline Capital Corporation Common Stock.

          Effective Date has the meaning set forth in Section 1.1 hereof.

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          Employee means any employee of the Company.

          Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

          Fair Market Value means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before and the nearest day after the relevant date, as reported in the Wall Street Journal or a similar publication selected by the Committee.

          Host Marriott Corporation means Host Marriott Corporation, a Delaware corporation, and is successors and assigns.

          Incentive Stock Option or ISO means an Award of an option to purchase Shares, granted under Article VI hereof, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

          Nonqualified Stock Option or NQSO means an Award of an option to purchase Shares, granted under Article VI hereof, which is not intended to be an Incentive Stock Option.

          Officer means an officer of the Company within the meaning of the term "officer" set forth in Rule 16a-1(f), as amended from time to time, under the Exchange Act.

          Option means an Award of an Incentive Stock Option or of a Nonqualified Stock Option.

          Option Agreement has the meaning set forth in Section 6.2 hereof.

          Option Price means the price at which a Share may be purchased by a Participant pursuant to an Option.

          Participant means an Employee or former Employee of the Company to whom an Award granted under the Plan is outstanding, or any other individual to whom a Conversion Award granted under the Plan is outstanding.

          Performance-Based Award has the meaning set forth in Section 10.1 hereof.

          Performance Goal means one or more performance targets that are measured, on an absolute or relative basis, by the performance measures described in Section 10.3 hereof and on which the grant, vesting, exercisability or payment of any Award (other than any Option or Stock Appreciation Right) depends on the degree of achievement of those performance targets.

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          Period of Restriction means the period during which (i) the transfer of Shares of Restricted Stock pursuant to an Award is restricted and (ii) the Award of Restricted Stock is subject to a substantial risk of forfeiture, as provided in Article VII hereof.

          Person has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and shall include a "group," as defined in Section 13(d)(3) thereof.

          Plan has the meaning set forth in Section 1.1 hereof.

          Predecessor Plan means the Host Marriott Corporation 1997 Comprehensive Stock Incentive Plan (formerly called the Host Marriott Corporation 1993 Comprehensive Stock Incentive Plan).

          Restricted Stock means an Award granted to a Participant pursuant to
Article VII hereof.

          Restricted Stock Agreement has the meaning set forth in Section 7.2 hereof.

          Retirement means termination of employment which is approved as a retirement by the Committee.

          Rule 16b-3 means Rule 16b-3 or any successor or amended rule promulgated by the SEC under the Exchange Act.

          SEC means the Securities and Exchange Commission.

          Shares means shares of common stock, par value $0.01, of the Company.

          Special Recognition Award means an award of Shares or of an option to purchase Shares pursuant to Article XI hereof.

          Stock Appreciation Right has the meaning set forth in Section 9.1 hereof.

          Subsidiary means any corporation more than fifty percent of the combined voting power of all classes of stock of which is beneficially owned by the Company, or by any of its Subsidiaries.

     2.2  Gender and Number.

          Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

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     2.3  Severability.

          In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, except that the Plan shall be construed to continue to comply with Section 162(m) of the Code and Rule 16b-3 under the Exchange Act and, in the case of Incentive Stock Options,
Section 422 of the Code.

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                                  ARTICLE III
                                ADMINISTRATION


     3.1  The Committee.

          The Plan shall be administered by a Committee (the "Committee") composed of the Compensation Policy Committee of the Board of Directors. Provided that , with respect to Officers and Covered Employees, the Plan shall be administered by a Committee composed of only those members of the Compensation Committee who qualify as (i) a "Non-Employee Director" within the meaning of Rule 16b-3(b) under the Exchange Act and (ii) "Outside Directors" within the meaning of Section 162(m) of the Code and Treasury Regulation ((S)) 1.162-27(e), or any successor provision(s) thereto. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

     3.2  Authority of the Committee.

          Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions set forth herein, the Committee, consisting of the full Compensation Policy Committee or only those members qualifying as "Non-Employee Directors" and "Outside Directors" (as defined above), as appropriate, shall have sole power to select Employees who shall participate in the Plan, to determine the sizes and types of Awards and to determine the amounts, pricing, timing and other terms and conditions (e.g., vesting, term, manner of exercise, distribution, etc.) of such Awards in a manner consistent with the Plan, except that Stock Bonus Awards authorized by
Article VIII hereof shall be granted and administered by the Chief Executive Officer in the case of any recipients who are not Officers or Covered Employees. The Committee shall have full power to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and, subject to the provisions of Article XI herein, to amend the terms and conditions of any outstanding Award. Further, the Committee shall have the full power to make all other determinations which it deems necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the terms of any Award or in the terms of the Plan, in the manner and to the extent it shall deem expedient. The Committee shall be the sole and final judge of such expediency, and its determinations shall be conclusive.

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     3.3  Decisions Binding.

          All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company and its shareholders, Employees and Participants, and the estates, beneficiaries or other representatives of any of the foregoing Persons.

     3.4  Unanimous Consent in Lieu of Meeting.

          A memorandum signed by all Committee members shall constitute the act of the Committee without the necessity, in such event, of holding a meeting.

     3.5  Delegation and Reliance.

          The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an Award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Covered Employees or to the timing, eligibility, pricing, amount or other terms (including the terms of Performance-Based Awards) of Awards to insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer, employee or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

                                  ARTICLE IV
                 SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS


     4.1  Number of Shares.

          Subject to Sections 4.2 and 4.3 herein, (a) in the aggregate, no more than four million (4,000,000) shares of Common Stock of the Company may be issued pursuant to Awards granted under the Plan, and (b) the maximum aggregate number of Shares that may be subject to any Awards (other than Conversion Awards) granted in any one fiscal year to any single Employee shall be one million (1,000,000). No more than 20% of the Shares available for Awards will be issued with respect to Awards other than Options.

     4.2  Lapsed Awards.

          If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award shall again be available for the grant of an Award under the Plan.

     4.3  Adjustments in Authorized Shares.

          In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, (a) such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1 and the Award limits set forth in Section 4.1 as may be determined to be appropriated and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and (b) the Committee or the Board of Directors or similar body of any other legal entity assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interest or awards similar to the Awards, provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, provide that Awards will be exercised, distributed, canceled or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be specified in the notice. Any adjustments of an ISO under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

                                   ARTICLE V
                         ELIGIBILITY AND PARTICIPATION


     5.1  Eligibility.

          Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board, but excluding Directors who are not Employees.

     5.2  Actual Participation.

          Subject to the provisions of the Plan, and with the exception that Stock Bonus Awards (other than those to Officers and Covered Employees) shall be approved by the Chief Executive Officer, the Committee in its sole and absolute discretion may, from time to time, select from all eligible Employees, those employees to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee who is eligible under Section 5.1 shall have any right to be granted an Award under this Plan.

     5.3  Employment.

          Nothing in the Plan or in any Award, Option Agreement, Deferred Stock Agreement, Restricted Stock Agreement, Stock Appreciation Right or other Award shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time with or without cause, or to increase or decrease the Employee's compensation from the rate in existence at the time an Award is granted (subject to Section 10.6), and nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company.

                                  ARTICLE VI
                                 STOCK OPTIONS

     6.1  Award of Options.

          Subject to the terms and provisions of the Plan, Options may be awarded to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options awarded to each Participant. The Committee may award Incentive Stock Options, Nonqualified Stock Options or a combination thereof. No person shall be eligible to receive Incentive Stock Options who owns, directly or indirectly (as ownership is defined in Section 424(d) of the Code), more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any of its Subsidiaries. Nothing in this Article VI shall be deemed to prevent the grant of Nonqualified Stock Options in excess of the maximum established by Section 422 of the Code.

     6.2  Terms of Options.

          A grant of an Option shall be evidenced by an Option Agreement in form consistent with the Plan as the Committee shall approve from time to time (an "Option Agreement"). Such Option Agreements need not be identical, but shall incorporate in substance the following terms and conditions and, if providing for the grant of an Incentive Stock Option, shall also contain the provisions set forth in Section 6.3 of the Plan. In the case of a conflict, the terms of the Plan shall control.

               (a) Price. The Option Price for each Share deliverable upon the exercise of an Option shall be not less than its Fair Market Value of the stock as determined by the Committee on the day the award of the Option is approved by the Committee, which shall be deemed to be the date the Option is awarded. In the case of Conversion Awards of Options, the purchase price for each Share deliverable upon the exercise of an Option shall be the amount determined in accordance with Section 2.5 of the Allocation Agreement.

               (b) Number of Shares. The Option Agreement shall specify the number of Shares to which it pertains. In the case of Conversion Awards, the number of Shares to which the Option pertains may be adjusted in accordance with
Section 2.5 of the Allocation Agreement.

               (c) Waiting Period and Exercise Dates. Each Option shall be exercisable by the Optionee in accordance with the exercise provisions the Committee may include, in its sole discretion, in the Option Agreement; provided, however, that no Nonqualified Stock Option shall be exercisable after the expiration of fifteen (15) years from the date such Nonqualified Stock Option is granted and no Incentive Stock Option shall be exercisable after the expiration of ten
(10) years from the date such Incentive Stock Option is granted (or such shorter period of time as determined by the Committee upon the award of such Nonqualified Stock Option or Incentive Stock Option). Partial exercise of an Option may be permitted.

          (d) Medium and Time of Payment. Shares purchased pursuant to an Option Agreement shall be paid for in full at the time of purchase, either upon a full or partial exercise of an Option subject to such Option Agreement. Such payment shall be made either in cash or its equivalent or, if requested by the Participant and approved by the Committee, by delivery of Shares having an aggregate Fair Market Value equal to the Option Price, including Shares received upon exercise of the Option. The Committee also may allow, if requested by the Participant and approved by the Committee, cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. Upon receipt of payment the Company shall, without transfer or issue tax to the Participant or other Person entitled to exercise the Option, deliver to the Participant or such other Person either a stock certificate or stock certificates for such Shares or confirmation from the transfer agent for the Shares that said transfer agent is holding Shares for the account of the Participant or such other Person in a certificateless account.

          (e) Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any Shares covered by the Option until the date of issuance of a stock certificate or confirmation for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of issuance.

          (f) Non-Assignability of Option Rights. No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution, and during the life of a Participant, the Option shall be exercisable only by the Participant; provided, however, that upon the Participant's request to the Committee and the Committee's subsequent approval, any Option that is not designated by the Committee as an Incentive Stock Option, may, to the extent permitted by the applicable Option Agreement, be assigned or transferred by the Participant to (and may be exercisable by or on behalf of) one or more members of the Participant's immediate family or one or more trusts established for the exclusive benefit of one or more members of the Participant's immediate family. For this purpose, the term "immediate family" means the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws and persons so related by legal adoption. The transferee of any Option pursuant to this paragraph shall have the same rights and shall be subject to the same obligations with respect to the Option and the Shares subject to the Option as the Participant would have had or been but for the transfer, except that the transferee of any Option shall not assign or transfer that Option to anyone other than the Participant, except by will or by the laws of descent and distribution.

          (g) Effect of Leave of Absence, Termination of Employment or Death. In the event that a Participant during the Participant's lifetime goes on leave of absence for a period of greater than twelve (12) months, or ceases to be an Employee of the Company or of any Subsidiary for any reason, including Retirement (except a leave of absence approved by the Board or the Committee, as the case may be), except as otherwise provided in the Option Agreement, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of ninety (90) days (or, in the case of a Participant's Disability, within a period of one year) from the date on which the Participant ceased to be an Employee, or has been on leave for over twelve (12) months, but in no event after the expiration of the term for which the Option was granted; provided, however, that in the case of a Participant of a Nonqualified Stock Option who is an Approved Retiree, said Participant may exercise such Option until the sooner to occur of (i) the expiration of such Option in accordance with its original term or (ii) one year from the date on which the Option latest in time awarded to the Participant under the Plan has become fully exercisable under Section 6.2(c) above. For purposes of the proviso to the preceding sentence.

          (1) An "Approved Retiree" is any Participant who (A) retires from employment with the Company with the specific approval of the Board on or after such date on which the Participant has completed 20 Years of Service or has attained age 55 and completed 10 Years of Service, and (B) has entered into and has not breached an agreement to refrain from Engaging in Competition in form and substance satisfactory to the Committee;

          (2) Any time period during which a Participant may continue to exercise an Option within clause (ii) of said proviso shall count in determining compliance with any schedule pursuant to Section 6.2(c) above; and

          (3) If an Approved Retiree is subsequently found by the Committee to have violated the provisions of the agreement to refrain from Engaging in Competition referred to in clause (1)(B) above, such Approved Retiree shall have ninety (90) days from the date of such finding within which to exercise any Options or portions thereof which are exercisable on such date, any Options or portions thereof which are not exercised within such ninety- (90-) day period shall expire and any Options or portion thereof which are not exercisable on such date shall be canceled on such date.

          In the event of the death of a Participant during either (i) the three
(3) month period described above for the exercise of an Option by a terminated

Participant or by a Participant on leave for over twelve (12) months, or (ii) any period during which an Approved Retiree may exercise an Option, then, in either of such cases, the Option shall be exercisable by the Participant's personal representatives, heirs or legatees to the same extent and during the same period that the Participant could have exercised the Option if the Participant had not died. In the event of the death of a Participant while an Employee or Approved Retiree of the Company or of any Subsidiary, the total Option granted to the deceased Participant (but, in the case of an Employee, only if the required holding or waiting period specified in the Option Agreement has elapsed) shall be fully vested upon death and shall be exercisable by the deceased Participant's personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of the death of the Participant, but in no event after the expiration of the term for which the Option was granted.

          In the event that a Participant ceases to be an Employee of the Company or of any Subsidiary for any reason, including death or Retirement (except in the case of either (i) an extended leave of absence approved by the Committee pursuant to Section 6.2(h) below, or (ii) an Approved Retiree) prior to the lapse of the required holding or waiting period specified in the Option Agreement, unless provided otherwise in the Option Agreement, the Option shall terminate immediately and be void.

          (h) Extended Leave of Absence. In the case of an Employee who is on approved leave of absence in excess of twelve (12) months, the Committee may, as it deems equitable, make provision for the continuance of an Option during the period of the leave of absence, except that in no event shall an Option be exercised after the expiration of the term for which such Option was granted.

          (i) General Restriction. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as, for example, a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          (j) Designation of Option. Each Option issued under the Plan shall be clearly identified as an Incentive Stock Option or as a Nonqualified Stock Option.

          (k) Holding Period. Unless otherwise approved by the Committee in accordance with Rule 16b-3(d) under the Exchange Act in connection with or following the grant of an Option, a Participant who is subject to Section 16 of the Exchange Act may not dispose of any Shares acquired as a result of an exercise of an Option until six (6) months after the date of the grant of such Option.

          (l) Additional Terms. Each Option shall be subject to such additional terms and conditions and provisions as the Committee may deem advisable, in its sole discretion, which are not inconsistent with the Plan or Rule 16b-3 under the Exchange Act, including, without limitation, restrictions upon the transfer of the Shares received upon exercise of the Option.

     6.3  Incentive Stock Options.

          The Committee may designate that any Options granted pursuant to the Plan shall be Incentive Stock Options, any such designation to be subject to the following additional terms and conditions:

          (a) Exercised Options. No Option which has been exercised may retroactively be designated as an Incentive Stock Option.

          (b) Limitation on Date of Grant. No Incentive Stock Option shall be granted later than ten years from the date this Plan is adopted or, if earlier, the date this Plan is approved by the shareholders pursuant to Section 1.1 hereof. However, if the Plan is amended and shareholder approval of such amendment is obtained, which approval complies with the requirements of Section 422 of the Code, no Incentive Stock Option shall be granted later than ten (10) years from the date the Plan is amended or, if earlier, the date such amendment is approved by the shareholders.

          (c) Limitation on Annual Exercise. In the case of all Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined at the time the Options are granted) of the Shares for which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under plans of the Company and any of its Subsidiaries) shall not exceed $100,000.

          (d) Duration of Incentive Stock Options. Subject to earlier termination as provided in Section 6.3(e) and (f) hereunder, each Incentive Stock Option shall expire on the date specified by the Committee, but not more than ten (10) years from the date of its grant.

          (e) Effect of Termination of Employment on Incentive Stock Options. All Incentive Stock Options shall terminate after the passage of ninety (90) days from the date of termination of a Participant's employment by the Company or any of its Subsidiaries but in no event later than on their specified expiration dates, except to the extent that such Incentive Stock Options (or unexercised installments thereof) have been converted into Nonqualified Stock Options (in which case the provisions of Section 6.3(i) hereof shall control). Leave of absence with the written approval of the Committee shall not be considered a termination of employment under the Plan, provided that such written approval contractually obligates the Company to continue the employment of the Employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such Participant's right to reemployment is guaranteed by statute or by contract.

          (f) Effect of Death or Disability on Incentive Stock Options. If a Participant ceases to be employed by the Company by reason of his death, any of such Participant's Incentive Stock Options may be exercised (to the extent of the number of Shares with respect to which such Participant could have exercised such Incentive Stock Options on the date of the Participant's death) by the Participant's estate, personal representative or beneficiary who has acquired the Incentive Stock Option by will or by the laws of descent and distribution, at any time prior to the earlier of (i) the date specified in the Incentive Stock Option Agreement, (ii) the Incentive Stock Option's specified expiration date or (iii) one year after the death of the Participant.

          If a Participant ceases to be employed by the Company by reason of the Participant's Disability, the Participant shall have the right to exercise any Incentive Stock Option held by such Participant on the date of termination of employment (to the extent of the number of Shares with respect to which the Participant could have exercised such Incentive Stock Option on that date), at any time prior to the earlier of (i) the date specified in the Incentive Stock Option Agreement, (ii) the Incentive Stock Option's specified expiration date or, (iii) one year from the date of termination of the Participant's employment.

          (g) Adjustments. Any adjustment made pursuant to Section 4.3 hereof with respect to the Incentive Stock Options shall be made only after the Committee, after consulting with the General Counsel of the Company, determines whether such adjustments would constitute a "modification" of such Incentive Stock Option (as such term is defined in Section 424(h)(3) of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a "modification" of such Incentive Stock Options, the Committee may refrain from making such adjustments.

          (h) Notice to Company of Disqualifying Dispositions. Each Employee who receives an Incentive Stock Option agrees to notify the Company in writing immediately after the Employee makes a "disqualifying disposition" of any Shares acquired pursuant to the exercise of an Incentive Stock Option. A "disqualifying disposition" is any disposition (including any sale) of such Shares before the later of (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired such Shares by exercising the Incentive Stock Option. If the Employee has died before such Shares are sold, these holding period requirements do not apply.

          (i) Conversion of Incentive Stock Options into Nonqualified Stock Options; Termination of Incentive Stock Options. The Committee, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Nonqualified Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Participant is an Employee of the Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the Option Price of the appropriate installment of such Incentive Stock Options. At the time of such conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting Nonqualified Stock Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the provisions of
Section 6.2 hereof or any other applicable Section hereof. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's Incentive Stock Options converted into Nonqualified Stock Options, and no such conversion shall occur unless and until the Committee takes appropriate action. The Committee, with the consent of the Participant, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination. The above provisions notwithstanding, the Committee shall not have discretion to take any action with respect to Incentive Stock Options intended to be qualified performance-based compensation which is inconsistent with Section 162(m) of the Code.

          (j) Compliance with Code. Any designation of an Option as an Incentive Stock Option and any related Option Agreement shall be subject to and contain such further terms and conditions as shall be necessary to comply with all provisions of the Code (including any regulations thereunder or interpretations thereof) which apply to Incentive Stock Options (as defined in
Section 422(b) of the Code). In addition, the Committee may, with respect to any Option (and any related Option Agreement) granted hereunder which is designated as an Incentive Stock Option, adopt any amendment thereto which it may deem necessary or advisable to comply with the provisions of Section 422 of the Code.

     6.4  Performance-Based Awards.

          All Options granted under this Article VI to Officers or Covered Employees shall be treated as Performance-Based Awards subject to the applicable restrictions of Article X.

     6.5  No Replacement of Out-of-the-Money Options.

          The Committee may not without the prior approval of the stockholders of the Company lower the exercise price of an outstanding Option, whether by amending the exercise price of the outstanding Option or through the cancellation of the outstanding Option and reissuance of a replacement or substitute Option; provided that stockholder approval shall not be required for adjustments made in connection with a corporate event described in Section 4.3 of the Plan in order to prevent enlargement, dilution or diminishment of rights.

                                  ARTICLE VII
                               RESTRICTED STOCK


     7.1  Award of Restricted Stock.

          Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may award Shares of Restricted Stock to Employees in such amounts, and bearing such restrictions, as the Committee shall determine.

     7.2  Restricted Stock Agreement.

          Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock awarded, and such other provisions as the Committee shall determine (a "Restricted Stock Agreement").

     7.3  Nature of Restrictions.

          The restrictions to be imposed on the Shares of Restricted Stock to be awarded shall be removed in phases over a period of years depending upon the fulfillment of conditions to be determined by the Committee, including, but not limited to: (i) continued employment with the Company over a prescribed period of time, (ii) the Participant's refraining from Competing with the Company or otherwise engaging in activities which are inimical to the Company's best interests, (iii) Performance Goals consistent with Section 162(m) of the Code,
(iv) a requirement that the Participant pay a stipulated purchase price for each Share of Restricted Stock, (v) time-based restrictions on vesting following the attainment of the Performance Goals, and/or (vi) restrictions under applicable Federal or state securities laws. The conditions set forth herein are illustrative and not exhaustive of the conditions the Committee may establish.

          It is intended that the restrictions imposed by the Committee will, until removed, constitute a "substantial risk of forfeiture" of the Shares of Restricted Stock within the meaning of Section 83(c)(1) of the Code and Section 1.83-3 of the Federal Income Tax Regulations and are to be construed accordingly. If the conditions are not met, then any Shares that otherwise would be freed from the restrictions will be returned to the Company for cancellation. Each Conversion Award of Restricted Stock denominated in Shares of the Company shall be released from restrictions at the same time and on the same schedule as the corresponding restricted shares of Host Marriott Corporation retained in connection with such Conversion Award as of the Distribution, under the terms of the restrictions to which the grantee's award under the Predecessor Plan or under an individual restricted stock contract with Host Marriott Corporation were subject except that: (a) release of such Shares of Restricted Stock shall be contingent upon a finding by the Chief Executive Officer (or other equivalent or higher officer) of Host Marriott Corporation that a grantee who is an employee of Host Marriott Corporation has satisfied conditions for such release; or (b) release of such Shares of Restricted Stock shall be contingent upon a finding by the Chief Executive Officer (or other equivalent or higher officer) of the Company that a grantee who is an Employee has satisfied conditions for such release.

     7.4  Nontransferability of Restricted Stock.

          Except as otherwise provided in this Article VII, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. Except as otherwise provided in this Article VII, all rights with respect to the Shares of Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant; provided, however, that upon the Participant's request to the Committee and the Committee's subsequent approval, any Shares of Restricted Stock may, to the extent permitted by the applicable Restricted Stock Agreement, be assigned or transferred by the Participant to (and may be exercisable by or on behalf of) one or more members of the Participant's immediate family or one or more trusts established for the exclusive benefit of one or more members of the Participant's immediate family. For this purpose, the term "immediate family" means the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws and persons so related by legal adoption. The transferee of any such Shares of Restricted Stock pursuant to this paragraph shall have the same rights and shall be subject to the same obligations with respect to the Shares of Restricted Stock as the Participant would have had or been but for the transfer, except that the transferee of any Shares of Restricted Stock shall not assign or transfer such Shares of Restricted Stock to anyone other than the Participant, except by will or by the laws of descent and distribution. The Shares of Restricted Stock granted hereunder shall bear a legend reflecting the non-transferability of such Shares for so long as such Shares remain non-transferable. Nothing in this Article precludes the Committee, in its sole discretion, from permitting a transfer prior to the end of the Period of Restriction so long as the waiver or modification of transferability is set forth in the Restricted Stock Agreement.

     7.5  Removal of Restrictions.

          Except as otherwise provided in this Article VII, Shares of Restricted Stock granted under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction applicable to such Shares; provided, however, that in no event shall a Participant who is subject to
Section 16 of the Exchange Act dispose of any Shares of Restricted Stock until six (6) months after the date of the grant of such Restricted Stock as determined in accordance with Rule 16b-3 and only with the prior written approval of the General Counsel of the Company.

     7.6  Voting Rights.

          During the Period of Restriction, Participants awarded Shares of Restricted Stock hereunder may exercise full voting rights with respect to those Shares.

     7.7  Dividends and Other Distributions.

          During the Period of Restriction, Participants awarded Shares of Restricted Stock hereunder shall be entitled to receive all dividends and other distributions paid with respect to the underlying Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of an Award granted to a Covered Employee is designed to comply with the requirements of a Performance-Based Award, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Shares covered by such Award, such that the dividends and/or the Shares covered by such Award maintain eligibility as a Performance-Based Award.

          In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares with respect to which the dividend is paid.

     7.8  Termination of Employment.

          Except as determined otherwise by the Committee at the time of grant, in the event a Participant's employment with the Company (or Host Marriott Corporation, as applicable, with respect to Conversion Awards) is terminated because of (i) death, or (ii) Disability, the release of the Shares pursuant to this Article VII shall nevertheless continue in the same manner as though his or her active employment with the Company (or Host Marriott Corporation, as applicable, with respect to Conversion Awards) were continuing on a satisfactory performance basis; and the Participant's rights thereunder in case of death or mental incapacity shall inure to the benefit of his or her beneficiaries or, in the absence of such beneficiaries, to the Participant's estate. In the event that a Participant's employment with the Company (or Host Marriott Corporation, as applicable, with respect to Conversion Awards) is terminated for any reason other than death or

Disability during the Period of Restriction, such Participant's outstanding Restricted Shares shall be forfeited to the Company without payment, unless the Committee, in its sole discretion, determines otherwise.

                                 ARTICLE VIII
               STOCK BONUS AWARDS AND DEFERRED STOCK AGREEMENTS

     8.1  Awards of Stock Bonus Awards and Deferred Stock Agreements.

          Subject to the terms and provisions of the Plan, the Chief Executive Officer may grant Stock Bonus Awards to Employees who are not Officers or Covered Employees, the Committee may grant Stock Bonus Awards to Officers or Covered Employees, and the Committee, in response to a recommendation from the Chief Executive Officer, may award a Deferred Stock Agreement.

     8.2  Standard Stock Bonus Awards.

          Stock Bonus Awards may be used as a part of a management incentive program under which part of the annual performance bonus awarded to managers and other key employees is made in Shares. Shares covered by a Stock Bonus Award are reserved for the benefit of the Employee who may elect to take either a Current Award or a Deferred Award, unless the Employee is classified by the Company as below Salary Grade 56, in which case only a Current Award will be available. Stock Bonus Awards will be dated the second day of the January following the end of the fiscal year for which the Stock Bonus Award is granted, or if the Company's fiscal year ends on January 2 or a later date, Stock Bonus Awards for such fiscal year shall be dated the next day in January following the end of such fiscal year.

               (a) Method of Election. Each eligible Employee classified by the Company as Salary Grade 56 or above may elect, in writing, on a form to be furnished by the Company, to receive a Current Award or a Deferred Award. Each eligible Employee who does not elect to take a Deferred Award within the time designated by the Company will be granted a Current Award.

               (b)  Deferred Award.

                    (i) Vesting. Except as otherwise provided at the time of grant, the Shares granted in connection with a Deferred Award shall vest pro rata in annual installments commencing one year after the date of the Stock Bonus Award and continuing on each January 2 thereafter until the expiration of a ten (10) year period from the commencement date.

               All Shares subject to Award vest upon (A) termination of employment after reaching age fifty-five (55) with ten (10) years of Company service, (B) termination of employment after twenty (20) years of Company service with retirement approval from the Committee (or its designee, in the case of Employees who are not Officers), (C) Disability or (D) death. If employment terminates for any reason other than as set forth above, all unvested Shares are forfeited.

                    (ii) Distribution of Shares. Vested Shares will be distributed to the Participant in two (2) to ten (10) consecutive, approximately equal, annual installments, or over such shorter period as the Committee (or its designee, in the case of Employees who are not Officers) may direct, commencing in the month of January coincident with or following the date the Participant terminates employment; provided, however, that to the extent permitted by Rule 16b-3 under the Exchange Act, the Participant may elect to receive his or her vested Shares in a single payment which shall take place in the month of January coincident with or following his or her termination. All elections made pursuant to this Section shall be made in writing at the time the Stock Bonus Award is granted. Upon the Participant's death, all undistributed vested Shares will be distributed in a single distribution to the Participant's designated beneficiaries or, in absence of such beneficiaries, to the Participant's estate, unless the Committee in its sole discretion determines otherwise.

               (c)  Current Award.

                    (i) Distribution of Shares. Shares subject to a Current Award will be distributed in ten (10) consecutive, approximately equal, annual installments commencing one year after the date of the Stock Bonus Award. If a Participant dies prior to distribution of all Shares in the Stock Bonus Award, the remaining shares will be distributed in a single distribution to the Participant's designated beneficiaries or, in absence of such beneficiaries, to the Participant's estate.

                    (ii) Termination of Employment. Except as otherwise provided at the time of grant, any undistributed Shares subject to a Current Award will be forfeited and the Stock Bonus Award relating thereto terminated if a Participant's employment with the Company is terminated for any reason other than (A) termination of employment at or beyond age fifty-five (55) with ten
(10) years of service, (B) termination of employment after 20 years of service with retirement approval from the Committee (or its designee, in the case of Employees who are not Officers), (C) Disability or (D) death. Any undistributed Shares not subject to forfeiture shall continue to be distributed to the Participant under the same distribution schedule which would have applied to those Shares if the Participant had not terminated employment, or over such shorter period as may be directed by the Committee (or its designee, in the case of Participants who are not Officers or Covered Employees).

                    (iii) Cash Distribution in Lieu of Shares. Any Officer may request, with respect to any pending distribution of Shares under a Current Award, that in lieu of receiving Shares, a cash distribution be made in an amount equivalent to the Fair Market Value of such Shares on the date of such distribution. The Committee may grant or deny such request in its sole discretion.

               (d) Forfeiture. Shares not yet distributed under Current Awards and Deferred Awards will be forfeited in the event any of the following conditions occurs:

                    (i) The Participant Competes with the Company, without obtaining the Company's written consent;

                    (ii) The Participant commits any criminal offense or malicious tort relating to or against the Company; or

                    (iii) The Participant fails to provide the Committee or its designee with a current address where the Stock Bonus Award may be distributed.

     8.3  Deferred Stock Agreements.

          Upon approval by the Committee, the Company may enter into a Deferred Stock Agreement with a Participant, which Deferred Stock Agreement shall be subject to the following conditions and to such other conditions as the Committee may determine:

          (a) Vesting. Shares of Deferred Stock subject to a Deferred Stock Agreement shall contingently vest over a specified number of years, as determined by the Committee or as otherwise provided by the Committee. Notwithstanding the foregoing, all unvested Deferred Stock subject to a Deferred Stock Agreement shall immediately vest upon the Participant's: (1) termination of employment following attainment of age 55 with ten (10) Years of Service, (2) termination of employment with twenty (20) years of Service with retirement approval from the Committee, (3) termination of employment as a result of Disability, or (4) termination of employment as a result of death. Subject to
Section 4.3 herein, unless otherwise provided in the Deferred Stock Agreement, if the Participant's employment with the Company is terminated for any other reason, all Deferred Stock which is not vested before such termination of employment shall be forfeited and the Deferred Stock Agreement terminated without payment.

          (b) Distribution of Shares. Vested Shares of Deferred Stock subject to a Deferred Stock Agreement will be distributed to the Participant in ten (10) consecutive, approximately equal, annual installments, or over such shorter period as the Committee may direct. Such distribution shall commence on January

2 coincident with or following the date (i) of the Retirement of the Participant, (ii) of the Disability of the Participant or (iii) on which the Participant attains age sixty-five (65) and is no longer employed by the Company. Upon the Participant's death, all undistributed vested Shares will be distributed in one distribution to the deceased Participant's designated beneficiaries or, in absence of such beneficiaries, to the Participant's estate, unless the Committee in its sole discretion determines otherwise.

          (c) Forfeiture. Shares not yet distributed under a Deferred Stock Agreement shall be forfeited, and the Deferred Stock Agreement terminated, in the event any of the following conditions occurs:

               (i) The Participant Competes with the Company, without obtaining the Company's written consent;

               (ii) The Participant commits any criminal offense or malicious tort relating to or against the Company; or

               (iii) The Participant fails to provide the Company with a current address where the Shares may be distributed.

     8.4  Assignment.

          A Participant's rights under a Deferred Stock Agreement or Stock Bonus Award may not, without the Company's written consent, be assigned or otherwise transferred, nor shall they be subject to any right or claim of a Participant's creditors, provided that the Company may offset any amounts owing to or guaranteed by the Company, or owing to any credit union related to the Company, against the value of Shares to be distributed under Deferred Stock Agreements and Stock Bonus Awards.

     8.5  Lump Sum Payments.

          Notwithstanding anything in the Plan to the contrary, any Participant entitled upon termination of employment to receive a distribution pursuant to this Article VIII, the amount of which distribution has a total Fair Market Value at the time of such termination of $3,000.00 or less, shall receive such distribution in one lump sum as soon as possible following termination of employment.

                                  ARTICLE IX
                                 OTHER AWARDS

     9.1  Stock Appreciation Rights.

          Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights to Employees in such amounts, at such times and upon such conditions as the Committee shall determine. A "Stock Appreciation Right" is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of Shares over a base price established in the Award, payable in cash, Shares or such other form or combination of forms of payout, at times and upon conditions as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the lowest of the Fair Market Value of the underlying Shares on the date the Stock Appreciation Right is granted or, if the base price of a Stock Appreciation Right is reduced by amendment, the Fair Market Value of the Shares on the date of the amendment, or, in the case of a Stock Appreciation Right related to an Option (whether already outstanding or concurrently granted), the Option Price of the related Option. All Stock Appreciation Rights granted at a base price not less than Fair Market Value on the date of grant shall be treated as Performance-Based Awards subject to the applicable restrictions under Article X.

     9.2  Other Stock-Based Awards.

          The Committee may from time to time grant Awards under this Plan that provide the Participant with Shares or the right to purchase Shares or provide other incentive Awards (including, but not limited to, phantom stock or units, performance stock or units, bonus stock, dividend equivalent units or similar securities or rights) that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in, Shares. Such stock-based Awards shall be in a form determined by the Committee, provided that the stock-based Awards shall not be inconsistent with the other express terms of this Plan. All stock-based Awards under this Article IX to Covered Employees that are either granted or become vested, exercisable or payable based on attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards under Article X.

     9.3  Assignment.

          A Participant's rights to Stock Appreciation Rights and stock-based Awards granted under this Article IX may not, without the Company's written

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consent, be assigned or otherwise transferred, nor shall they be subject to any right or claim of a Participant's creditors, provided that the Company may offset any amounts owing to or guaranteed by the Company, or owing to any credit union related to the Company, against the value of Stock Appreciation Rights and stock-based Awards to be distributed under this Plan.

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                                   ARTICLE X
                        PERFORMANCE-BASED COMPENSATION

     10.1  Performance-Based Awards.

           Without limiting the generality of the foregoing, any of the type of Awards available under this Plan may be granted to Covered Employees as awards that satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels (based on the performance measures described in Section 10.3 hereof) on a Company-wide, business unit and/or individual basis. Notwithstanding anything contained in this Article X to the contrary, any Option or Stock Appreciation Right shall be subject only to the requirements of Sections 4.1 and 10.2 in order for such Awards to satisfy the requirements for Performance-Based Awards under this
Article X. With the exception of any Option or Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Article X shall be designated as a Performance-Based Award at the time of grant.

     10.2  Eligible Class.

           The eligible class of persons for Awards under this Article X shall be all Employees.

     10.3  Performance Measures.

           Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section 10.3, the attainment of which may determine the degree of grant, exercisability, payout and/or vesting with respect to Awards (other than Options and Stock Appreciation Rights) granted to Covered Employees which are designed to qualify as Performance-Based Awards, the performance measure(s) to be used for purposes of such Awards shall be chosen by the Committee from among the following alternatives:

               (a)  Consolidated cash flows,

               (b)  Consolidated financial reported earnings,

               (c)  Consolidated economic earnings,

               (d)  Earnings per share,

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

               (e)  Earnings as a percentage of average capital,

               (f)  Earnings as a multiple of interest expense,

               (g)  Business unit financial reported earnings,

               (h)  Business unit economic earnings,

               (i)  Business unit cash flows,

               (j) Appreciation in the Fair Market Value of Shares either alone or as measured against the performance of the stocks of a group of companies approved by the Committee, and

               (k)  Total capital invested in assets.

               In the event that applicable tax and/or securities laws permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which do not qualify for the Performance-Based Awards or to make modifications that would not satisfy the requirements to qualify as Performance-Based Awards, the Committee may make such grants or modifications without satisfying the requirements of Section 162(m) of the Code.

               The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Section 162(m) of the Code and while the performance relating to the Performance Goal(s) remains substantially uncertain.

     10.4  Committee Certification.

           Before any Performance-Based Award under this Article X (other than Options and Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied.

     10.5 Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards.

           The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and
Section 162(m) of the Code, on the payment of individual Performance-Based Awards under this Article X. To the extent set forth in an Award agreement, the Committee may reserve the right to reduce the amount payable in accordance with

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

any standards or on any other basis (including the Committee's discretion), as the Committee may impose; provided, however, that Awards which are designed to qualify as Performance-Based Awards, and which are held by Covered Employees, may not be adjusted upward (the Committee may retain the discretion to adjust such Awards downward).

     10.6  Adjustments for Material Changes.

           In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Company and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Goals and/or targets, applied as of the date of the event and based solely on objective criteria, so as to neutralize, in the Committee's judgment, the effect of the event on the applicable Performance- Based Award.

     10.7  Interpretation.

           Except as specifically provided in this Article X, the provisions of this Article X shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Covered Employees as "performance-based compensation" under
Section 162(m) of the Code and regulations and other interpretations issued by the Internal Revenue Service thereunder.

     10.8  Financial and Accounting Terms.

           Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, listed herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles and as derived from the audited consolidated financial statements of the Company, prepared in the ordinary course of business.

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

                                  ARTICLE XI
                          SPECIAL RECOGNITION AWARDS


          Subject to the terms and conditions of the Plan, the Committee (in the case of Officers) or its designee (in the case of Participants who are not Officers) may, at any time and from time to time, grant Special Recognition Awards to Employees in such amounts and upon such conditions as the Committee or its designee, as applicable, shall determine. If a Special Recognition Award is in the form of Shares, then such Shares shall become freely transferable by the Participant on the date of grant of such Special Recognition Award or on such other date as the Committee or its designee, as applicable, shall determine. If a Special Recognition Award is in the form of an option to purchase Shares, then the terms and conditions for the exercise of such option (including, but not limited to, the exercise price, vesting, expiration, manner of exercise, etc.) shall be such as the Committee or its designee, as applicable, shall determine; provided, however, that the exercise price for each Share deliverable upon the exercise of an option granted as a Special Recognition Award pursuant to this
Article XII shall not be less than the Fair Market Value of the stock as determined by the Committee or its designee, as applicable, on the date such Special Recognition Award is granted.

                                  ARTICLE XII
                    AMENDMENT, MODIFICATION AND TERMINATION

          The Committee may terminate, amend or modify the Plan. Termination, amendment or modification of the Plan may be in response to changes in the Code, the Exchange Act or national securities exchange regulations, or for other reasons deemed appropriate by the Committee. However, without the requisite approval of the shareholders of the Company, no such termination, amendment or modification may:

          (a) Materially increase the total number of Shares which may be issued under this Plan, or the total number of Shares for which Options may be granted under this Plan, except as provided in Section 4.3 hereof; or

          (b) Materially modify the requirements as to eligibility for participation in the Plan; or

          (c) Extend the maximum period after the date of grant during which Options may be exercised; or

          (d) Change the provisions of the Plan regarding Option Price or the exercise of Options, except as provided in Section 4.3 or Section 6.2 hereof or modify the Plan in a manner inconsistent with Rule 16b-3 under the Exchange Act, Sections 422-424 of the Code or Section 162(m) of the Code.

          The termination or any modification or amendment of the Plan shall not, without the consent of the Participant, affect a Participant's rights under an Award previously granted to the Participant; provided, however, that in the event of a transaction described in Section 4.3 hereof, the authority of the Committee (or, if another legal entity assumes the obligations of the Company hereunder, of the board of directors, compensation committee or similar body of such other legal entity, as applicable) in taking the actions permitted or required by Section 4.3 hereof shall not be eliminated or diminished in any way by this sentence. With the consent of the affected Participant, the Committee may amend an outstanding Award agreement in a manner consistent with the Plan.

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

                                 ARTICLE XIII
                               TAX WITHHOLDINGS

          The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any grant, exercise or payment made under or with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, the distribution of Deferred Stock or upon any other taxable event arising as a result of Awards granted hereunder, the Company may require, or the Committee may permit a Participant to elect, that the withholding requirement be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. Any election by a Participant shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                                  ARTICLE XIV
                                INDEMNIFICATION

          Each Person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                  ARTICLE XV
                                  SUCCESSORS


          All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                                  ARTICLE XVI
                              REQUIREMENTS OF LAW


     16.1  Requirements of Law.

           The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     16.2  Governing Law.

           To the extent not preempted or otherwise governed by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland without regard to the State of Maryland's choice of law rules.

     16.3  Plan Construction.

           It is the intent of the Company that this Plan satisfy and be interpreted in a manner that complies with the applicable requirements of Rule 16b-3 or its successors under the Exchange Act so that insiders will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Any contrary interpretation of the Plan shall be avoided.

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

                           CERTIFICATE OF SECRETARY

          I, the undersigned secretary of Crestline Capital Corporation (the "Company"), do hereby certify that the attached copy of the Crestline Capital Corporation 1998 Comprehensive Stock Incentive Plan is a true and correct copy of the Plan and that there have been no amendments or modifications to the Plan that are not reflected in this copy.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of Crestline Capital Corporation as of the 15th day of September, 1999.


                                         ___________________________________
                                         Secretary

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